Exhibit 4.1

ALBERTA STAR DEVELOPMENT CORP.

STOCK OPTION PLAN

1.

Purpose

The purpose of the Stock Option Plan (the “Plan”) of ALBERTA STAR DEVELOPMENT CORP., a corporation incorporated under the Business Corporations Act (Alberta) (the “Corporation”) is to advance the interests of the Corporation by encouraging the directors, officers, employees and consultants of the Corporation, and of its subsidiaries and affiliates, if any, to acquire common shares in the share capital of the Corporation (the “Shares”), thereby increasing their proprietary interest in the Corporation, encouraging them to remain associated with the Corporation and furnishing them with additional incentive in their efforts on behalf of the Corporation in the conduct of its affairs.

2.

Administration

The Plan shall be administered by the Board of Directors of the Corporation or by a special committee of the directors appointed from time to time by the Board of Directors of the Corporation pursuant to rules of procedure fixed by the Board of Directors (such committee or, if no such committee is appointed, the Board of Directors of the Corporation, is hereinafter referred to as the “Board”).  A majority of the Board shall constitute a quorum, and the acts of a majority of the directors present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the directors.

Subject to the provisions of the Plan, the Board shall have authority to construe and interpret the Plan and all option agreements entered into thereunder, to define the terms used in the Plan and in all option agreements entered into thereunder, to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the administration of the Plan.  All determinations and interpretations made by the Board shall be binding and conclusive on all participants in the Plan and on their legal personal representatives and beneficiaries.

Each option granted hereunder may be evidenced by an agreement in writing, signed on behalf of the Corporation and by the optionee, in such form as the Board shall approve.  Each such agreement shall recite that it is subject to the provisions of this Plan.

3.

Stock Exchange Rules

All options granted pursuant to this Plan shall be subject to rules and policies of any stock exchange or exchanges on which the common shares of the Corporation are then listed and any other regulatory body having jurisdiction hereinafter (hereinafter collectively referred to as, the “Exchange”).

4.

Shares Subject to Plan

Subject to adjustment as provided in Section 16 hereof, the Shares to be offered under the Plan shall consist of common shares of the Corporation’s authorized but unissued common shares.  The aggregate number of Shares issuable upon the exercise of all options granted under the Plan shall not exceed 10% of the issued and outstanding common shares of the Corporation from time to time.  If any option granted hereunder shall expire or terminate for any reason in accordance with the terms of the Plan without being exercised, the unpurchased Shares subject thereto shall again be available for the purpose of this Plan.

5.

Maintenance of Sufficient Capital

The Corporation shall at all times during the term of the Plan reserve and keep available such numbers of Shares as will be sufficient to satisfy the requirements of the Plan.

6.

Eligibility and Participation

Directors, officers, consultants, and employees of the Corporation or its subsidiaries, and employees of person or company which provides management services to the Corporation or is subsidiaries (“Management Company Employees”) shall be eligible for selection to participate in the Plan (such persons hereinafter collectively referred to as “Participants”).  Subject to compliance with applicable requirements of the Exchange, Participants may elect to hold options granted to them in an incorporated entity wholly owned by them and such entity shall be bound by the Plan in the same manner as if the options were held by the Participant.

Subject to the terms hereof, the Board shall determine to whom options shall be granted, the terms and provisions of the respective option agreements, the time or times at which such options shall be granted and vested, and the number of Shares to be subject to each option.  In the case of employees or consultants of the Corporation or Management Company Employees, the option agreements to which they are party must contain a representation of the Corporation that such employee, consultant or Management Company Employee, as the case may be, is a bona fide employee, consultant or Management Company Employee of the Corporation or its subsidiaries.

A Participant who has been granted an option may, if such Participant is otherwise eligible, and if permitted under the policies of the Exchange, be granted an additional option or options it the Board shall so determine.

7.

Exercise Price

(a)

The exercise price of the shares subject to each option shall be determined by the Board, subject to applicable Exchange approval, at the time any option is granted.  In no event shall such exercise price be lower than the exercise price permitted by the Exchange.

(b)

Once the exercise price has been determined by the Board, accepted by the Exchange and the option has been granted, the exercise price of an option may be reduced upon receipt of Board approval, provided that in the case of options held by insiders of the Corporation (as defined in the policies of the Exchange), the exercise price of an option may be reduced only if disinterested shareholder approval is obtained.

8.

Number of Optioned Shares

(a)

The number of Shares subject to an option granted to any one Participant shall be determined by the Board, but no one Participant shall be granted an option which exceeds the maximum number permitted by the Exchange.

(b)

No single Participant may be granted options to purchase a number of Shares equaling more than 5% of the issued common shares of the Corporation in any twelve-month period unless the Corporation has obtained disinterested shareholder approval in respect of such grant and meets applicable Exchange requirements.

(c)

Options shall not be granted if the exercise thereof would result in the issuance of more than 2% of the issued common shares of the Corporation in any twelve-month period to any one consultant of the Corporation (or any of its subsidiaries).

(d)

Options shall not be granted if the exercise thereof would result in the issuance of more than 2% of the issued common shares of the Corporation in any twelve month period to persons employed to provide investor relation activities.  Options granted to Consultants performing investor relations activities will contain vesting provisions such that vesting occurs over at least 12 months with no more than ¼ of the options vesting in any 3 month period.

9.

Duration of Option

Each option and all rights thereunder shall be expressed to expire on the date set out in the option agreement and shall be subject to earlier termination as provided in Sections 11 and 12, provided that in no circumstances shall the duration of an option exceed the maximum term permitted by the Exchange.  For greater certainty, if the Corporation is listed on the TSX Venture exchange (“TSX Venture”), the maximum term may not exceed 10 years if the Corporation is classified as a “Tier 1” issuer by the TSX Venture, and the maximum term may not exceed 5 years if the Corporation is classified as a “Tier 2” issuer by the TSX Venture.

10.

Option Period, Consideration and Payment

(a)

The option period shall be a period of time fixed by the Board not to exceed the maximum term permitted by the Exchange, provided that the option period shall be reduced with respect to any option as provided in Sections 11 and 12 covering cessation as a director, officer, consultant, employee or Management Company Employee of the Corporation or its subsidiaries, or death of the Participant.

(b)

Subject to any vesting restrictions imposed by the Exchange, the Board may, in its sole discretion, determine the time during which options shall vest and the method of vesting, or that no vesting restrictions shall exist.

(c)

Subject to any vesting restrictions imposed by the Board, options may be exercised in whole or in part at any time and from time to time during the option period.  To the extent required by the Exchange, no options may be exercised under this Plan until this Plan has been approved by a resolution duly passed by the shareholders of the Corporation.

(d)

Except as set forth in Sections 11 and 12, no option may be exercised unless the Participant is at the time of such exercise a director, officer, consultant, or employee of the Corporation or any of its subsidiaries, or a Management Company Employee of the Corporation or any of its subsidiaries.

(e)

The exercise of any option will be contingent upon receipt by the Corporation at its head office of a written notice of exercise, specifying the number of Shares with respect to which the option is being exercised, accompanied by a cash payment, certified cheque or bank draft for the full purchase price of such Shares with respect to which the option is exercised.  No Participant or his legal representatives, legatees or distributes will be, or will be deemed to be, a holder of any common shares of the Corporation unless and until the certificates for Shares issuable pursuant to options under the Plan are issued to him or them under the terms of the Plan.

11.

Ceasing To Be a Director, Officer, Consultant or Employee

If a Participant shall cease to be a director, officer, consultant, employee of the Corporation, or its subsidiaries, or ceases to be a Management Company Employee, for any reason (other than death), such Participant may exercise his option to the extent that the Participant was entitled to exercise it as at the date of such cessation, provided that such exercise must occur within 90 days after the Participant ceases to be a director, officer, consultant, employee or a Management Company Employee, unless such Participant was engaged in investor relations activities, in which case such exercise must occur within 30 days after the cessation of the Participant’s services to the Corporation.

Nothing contained in the Plan, nor in any option granted pursuant to the Plan, shall as such confer upon any Participant any right with respect to continuance as a director, officer, consultant, employee or Management Company Employee of the Corporation or of any of its subsidiaries or affiliates.

12.

Death of Participant

Notwithstanding section 11, in the event of the death of a Participant, the option previously granted to him shall be exercisable only within the one (1) year after such death and then only:

(a)

by the person or persons to whom the Participant’s rights under the option shall pass by the Participant’s will or the laws of descent and distribution; and

(b)

if and to the extent that such Participant was entitled to exercise the Option at the date of his death.

13.

Rights of Optionee

No person entitled to exercise an option granted under the Plan shall have any of the rights or privileges of a shareholder of the Corporation in respect of any Shares issuable upon exercise of such option until certificates representing such Shares shall have been issued and delivered.

14.

Proceeds from Sale of Shares

The proceeds from the sale of Shares issued upon the exercise of options shall be added to the general funds of the Corporation and shall thereafter be used from time to time for such corporate purposes as the Board may determine.

15.

Cash Surrender Option

Where the Shares are listed and posted for trading on a recognized stock exchange, Participants may elect to surrender, unexercised, options to purchase Shares (“Options”) granted pursuant to the Plan that are vested and exercisable, to the Corporation in consideration of the receipt by the Participant of an amount (the “Settlement Amount”) equal to the excess, if any, of the aggregate fair market value of the Shares (based on the weighted average trading price of the Shares on such stock exchange during the five trading days preceding the date of surrender or the price pursuant to an offer made for all of the issued and outstanding Shares, whichever is greater) able to be purchased pursuant to the vested and exercisable portion of such Options on the date of surrender, over the aggregate exercise price for the Shares pursuant to such Options.  In no circumstances will the Participant at any time be obligated to surrender Options as provided by this cash surrender option.  The Corporation may, in its sole discretion, refuse to accept the surrender of unexercised Options and if any such surrender is not accepted by the Corporation or completed for any reason, the notice of surrender (as described below) shall be deemed to be withdrawn and the Options in respect of such notice was provided shall again become subject to their original terms as if such notice of surrender had not been provided.  Unexercised Options may be surrendered in whole or in part from time to time by delivery to the Corporation at its head office of a written notice of surrender specifying the number of Shares with respect which the unexercised Options are being surrendered.  Upon the surrender of unexercised Options as aforesaid, the Corporation shall use its reasonable efforts to forthwith deliver to the relevant Participant (or his personal representative, if applicable) or to the order thereof, payment of the Settlement Amount (net of any amounts required to be withheld under applicable withholding legislation) by way of cheque or otherwise in a manner acceptable to the Corporation.

16.

Adjustments

If the outstanding common shares of the Corporation are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Corporation or another corporation or entity through re-organization, merger, re-capitalization, re-classification, stock dividend, subdivision or consolidation, any adjustments relating to the Shares optioned or issued on exercise of options and the exercise price per Share as set forth in the respective stock option agreements shall be made in accordance to the terms of such agreements.

Adjustments under this Section shall be made by the Board whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.  No fractional Share shall be required to be issued under the Plan on any such adjustment.

17.

Transferability

All benefits, rights and options accruing to any Participant in accordance with the terms and conditions of the Plan shall not be transferable or assignable unless specifically provided herein or the extent, if any, permitted by the Exchange.  During the lifetime of a Participant any benefits, rights and options may only be exercised by the Participant.

18.

Amendment and Termination of Plan

Subject to applicable approval of the Exchange, the Board may, at any time, suspend or terminate the Plan.  Subject to applicable approval of the Exchange, the Board may at any time amend or revise the terms of the Plan; provided that no such amendment or revision shall result in a material adverse change to the terms of any options theretofore granted under the Plan, unless shareholder approval, or disinterested shareholder approval, as the case may be, is obtained for such amendment or revision.

19.

Necessary Approvals

The ability of a Participant to exercise options and the obligations of the Corporation to issue and deliver Shares in accordance with the Plan is subject to any approvals which may be required from shareholders of the Corporation and any regulatory authority or stock exchange having jurisdiction over the securities of the Corporation.  If any Shares cannot be issued to any Participant for whatever reason, the obligation of the Corporation to issue such Shares shall terminate and any option exercise price paid to the Corporation will be returned to the Participant.

20.

Effective Date of Plan

The Plan has been adopted by the Board of the Corporation subject to the approval of the Exchange, and, if so approved, subject to the discretion of the Board, the Plan shall become effective upon such approvals being obtained.

21.

Interpretation

The Plan will be governed by and construed in accordance with the laws of the Province of Alberta.

MADE by the Board of Directors of the Corporation as evidenced by the signature of the following director duly authorized in that behalf effective the 6th day of June, 2007 and approved by the shareholders of the Corporation on the 7th day of November, 2007.

/ s / Tim Coupland
Tim Coupland
President, Chief Executive Officer and
Director